UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 20, 2004

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On May 20, 2004, YUM! Brands, Inc. announced the initiation of a quarterly dividend of $0.10 per share of Common Stock payable on August 6, 2004, to Shareholders of record at the close of business on July 16, 2004. YUM! Brands, Inc. also announced the approval of a new $300 million share repurchase program and its intention to reduce debt by $350 million. YUM! Brands, Inc. also confirmed 2004 EPS guidance of at least $2.30 or 12% growth.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated May 20, 2004 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: May 21, 2004	/s/ Gregory N. Moore Senior Vice President and Controller (Principal Accounting Officer)

YUM! BRANDS INC. INITIATES FIRST-EVER QUARTERLY DIVIDEND OF $0.10 PER SHARE OF COMMON STOCK

  Board also approves new $300 million share repurchase program, and company targets additional $350 million of debt reduction.
  Company confirms 2004 EPS guidance of at least $2.30 or 12% growth.

Louisville, Ky. - May 20, 2004 - Yum! Brands Inc. (NYSE: YUM) today announced its Board of Directors approved initiation of the company’s first-ever quarterly dividend of $0.10 per share of common stock. The cash dividend payment will be distributed in the company’s third fiscal quarter, on August 6, 2004, to shareholders of record at the close of business on July 16, 2004. The Board of Directors also approved a new $300 million share-repurchase program, and the company has targeted an additional $350 million in long-term debt reduction.

     “We are pleased our Board of Directors today approved the initiation of our company’s first dividend, underscoring our commitment to shareholder value and confidence in our long-term growth opportunities,” said David C. Novak, Yum! Brands’ Chairman and Chief Executive Officer. “Based on the strength of our cash flow after investing in significant global expansion, we believe it is in our shareholders’ best interest to allocate the company’s remaining capital in a balanced manner by initiating a dividend, continuing to pay down debt and buying back our shares.

     “We are confident of achieving our ongoing annual goal of at least 10% growth in EPS through the continued execution of our three key growth strategies: profitable international expansion, steady improvement in restaurant operations and multibranding U.S. category-leading brands.

     “For 2004, we continue to expect to deliver EPS of at least $2.30 or 12% growth. We expect nearly $700 million in total cash available for share repurchase, debt reduction and quarterly cash dividends in 2004. We expect this level of cash available to continue to grow from nearly $700 million this year to over $800 million over the next several years.”

DIVIDEND INITIATION

     The company’s Board of Directors approved the initiation of a quarterly cash dividend payment of $0.10 per share of common stock. This cash dividend payment will be distributed in the company’s third fiscal quarter, on August 6, 2004, to shareholders of record at the close of business on July 16, 2004. The company is targeting an annual payout ratio in the range of 15% to 20% of net income.

SHARE REPURCHASES

     The company’s Board of Directors authorized the repurchase of up to an additional $300 million of the company’s outstanding common stock over a period of up to 18 months. In November 2003, the Board authorized the repurchase of up to $300 million of the company’s stock. This program has been completed.

     “The Board’s action reflects its belief that the company’s shares are undervalued and represent an outstanding long-term investment opportunity given the performance of the company’s business portfolio,” said Dave Deno, Yum! Brands’ Chief Financial Officer.

     Repurchases of common stock may be made from time to time in open market and/or privately negotiated transactions and will be subject to market conditions and other factors. Since the company began its share repurchase program in 1999, nearly 50 million shares have been purchased for approximately $1.3 billion at an average price of $25.10.

DEBT REDUCTION

     By the end of 2005, the company intends to further reduce its long-term debt by $350 million, bringing the company’s external debt to approximately $1.7 billion. Over $1.0 billion of that debt does not mature until 2011 and 2012. Yum! Brands was upgraded to an investment-grade rating by all three credit rating agencies earlier this year.

     At the time of spin-off from PepsiCo in 1997, the company had $4.7 billion in debt. Since that time, the company has paid down more than $2.6 billion in long-term debt, to reach $2.1 billion at the end of first-quarter 2004, the lowest level in the company’s history.

CAPITAL SPENDING

     For 2004 through 2006, the company continues to expect annual capital expenditures in the range of $770 million to $850 million. This is consistent with information provided in our annual investors’ conference in New York in December 2003. This level of spending will clearly support the company’s ongoing execution of its key growth strategies.

FULL-YEAR OUTLOOK

     The company confirms 2004 annual EPS of at least $2.30 prior to special items, an increase of 12%, and reported EPS of at least $2.32. See the company’s first-quarter 2004 earnings release for a description of special items and the reconciliation of reported EPS and EPS prior to special items.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; changes in legislation and governmental regulations; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with more than 33,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,200 multibrand restaurants. Outside the United States in 2003, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. In 2002, the company changed its name to Yum! Brands Inc. from Tricon Global Restaurants Inc. to reflect its expanding portfolio of brands and its ticker symbol on the New York Stock Exchange. In 2003 the company was recognized in Fortune Magazine’s top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”